                         EUROTELECOM COMMUNICATIONS INC
                         ------------------------------

                              FINANCIAL INFORMATION
                              ---------------------

                              FINANCIAL STATEMENTS

                 EUROTELECOM COMMUNICATIONS INC AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                SEPTEMBER 30           JUNE 30
                                                                    1999                 1999
                                                                 (UNAUDITED)           (AUDITED)
                                                               --------------       --------------
                 ASSETS
Current Assets:

Cash and cash equivalents                                      $      10,453        $           -
Accounts receivable                                                1,151,617              897,109
Accounts receivable - related party                                   32,132               57,732
Other receivables                                                    218,032              188,026
Inventories                                                          528,715              363,104
Prepaid expenses                                                      58,600               28,202
                                                               --------------       --------------
                TOTAL CURRENT ASSETS                           $   1,999,549        $   1,534,173

Property and equipment, net                                          282,500               92,024
Goodwill, net                                                         92,061               92,811
Investments at cost                                                        -               44,597
                                                               --------------       --------------
                      TOTAL ASSETS                             $   2,374,110        $   1,763,605
                                                               ==============       ==============
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

                EUROTELECOM COMMUNICATIONS INC. AND SUBSIDIARIES
                ------------------------------------------------
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                     ---------------------------------------

                                                               SEPTEMBER 30            JUNE 30
                                                                   1999                 1999
                                                                (UNAUDITED)           (AUDITED)
                                                               --------------       --------------
          LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

Bank overdraft                                                 $     719,807        $     380,662
Current maturities of long-term obligations                           51,213              470,627
Accounts payable                                                   1,569,764              753,757
Accounts payable - related party                                           -                9,600
Accrued liabilities                                                   11,366              210,541
Accrued income and other taxes                                       275,422              316,294
                                                               --------------       --------------
                     TOTAL CURRENT LIABILITIES                 $   2,627,572        $   2,141,481

Long-term liabilities:

Notes payable                                                        178,917              941,891
Less: current maturities of long term debt                           (51,213)            (470,627)
                                                               --------------       --------------
                    TOTAL LONG TERM LIABILITIES                $     127,704        $     471,264
                                                               --------------       --------------
                    TOTAL LIABILITIES                          $   2,755,276        $   2,612,745

Stockholders' equity (deficit):

Common Stock, $.01 par value. Authorized
20,000,000 shares; and 14,787,102 and 8,977,102
shares issued in September 30 1999 and June 30 1999
respectively
Additional paid-in capital                                        22,826,081           21,778,006
Less subscriptions receivable                                              -             (131,787)
Accumulated deficit                                              (23,355,119)         (22,585,131)
                                                               --------------       --------------
                    TOTAL STOCKHOLDERS' EQUITY                 $    (381,166)       $    (849,140)
                                                               --------------       --------------
         TOTAL LIABILITIES AND STOCKHOLDERS EQUITY             $   2,374,110        $   1,763,605
                                                               ==============       ==============
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


                EUROTELECOM COMMUNICATIONS INC. AND SUBSIDIARIES
                ------------------------------------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------

                                                 THREE MONTHS ENDED SEPTEMBER 30
                                                 -------------------------------
                                                    1999               1998
                                                    ----               ----
                                                 (UNAUDITED)        (UNAUDITED)

Net revenues                                   $   1,208,537      $      16,000
Cost of revenue                                      920,221                  -
                                               --------------     --------------
                 GROSS PROFIT                  $     288,316      $      16,000
                                               --------------     --------------

Expenses:
Selling and administrative                           662,221            169,197
Asset writedowns                                       9,495              5,586
Amortization of goodwill                                 750                  -
                                               --------------     --------------
               OPERATING LOSS                  $    (384,150)     $    (158,783)
                                               --------------     --------------

Other Income/(expense):
Interest expense                                     (32,241)           (16,756)
                                               --------------     --------------
    LOSS FROM CONTINUING OPERATIONS            $    (416,391)     $    (175,539)
                                               --------------     --------------

Write-offs (note 1)                                 (353,597)
                                               --------------     --------------
   LOSS ALLOCABLE TO COMMON STOCKHOLDERS       $    (769,988)     $    (175,539)
                                               --------------     --------------

Basic and diluted loss per share:
Continuing operations                                 (0.065)            (0.034)
                                               --------------     --------------
          NET LOSS PER SHARE                   $      (0.065)     $      (0.034)
                                               ==============     ==============

Weighted average number of common shares          11,882,102          5,217,103





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

                EUROTELECOM COMMUNICATIONS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                              3 MONTHS ENDED     3 MONTHS ENDED
                                                               30 SEPTEMBER       30 SEPTEMBER
                                                                    1999              1998
                                                                    ----              ----
                                                                (UNAUDITED)        (UNAUDITED)
Cashflows from operating activities:
Net loss                                                      $    (769,988)     $    (175,539)

ADJUSTMENTS TO RECONCILE NET LOSS

Depreciation and amortization                                        10,245              5,586
Write off investments                                                44,597                  -

Non-cash items:                                                           -
Stock issued for services                                                              117,500

CHANGES IN CURRENT ASSETS AND LIABILITIES

Receivables                                                        (228,908)                 0
Inventories                                                        (165,611)                 0
Other current assets                                                (60,404)           (12,130)
Accrued expenses                                                   (199,175)            19,929
Accounts payable                                                    806,407              4,427
Other liabilities                                                   (40,872)                 -
                                                              --------------     --------------
Net cash provided by (used) by operating activities                (603,709)           (40,227)
                                                              ==============     ==============

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of fixed assets                                           (199,971)            11,434
                                                              --------------     --------------
Net cash provided by (used in) investing activities                (199,971)            11,434
                                                              ==============     ==============

CASH FLOW FROM FINANCING ACTIVITIES

Notes payable repaid                                               (800,000)                  -
New notes payable                                                    37,026                   -
Proceeds from issuance of common stock                            1,106,175                   -
Subscription receivable                                             131,787                   -
Proceeds from issuance of debt net of repayments                          -              18,089
                                                              --------------     --------------
Net cash provided by (used in) financing activities                 474,988              18,089
                                                              ==============     ===============

INCREASE (DECREASE) IN CASH                                               -                   -

Cash and cash equivalents at beginning of period                          -                   -

Cash and cash equivalents at end of period                                -                   -

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